Exhibit 10.4

SUNDANCE ENERGY INC.
2021 Stock Incentive Plan

1.            Purpose. The purpose of the Sundance Energy Inc. 2021 Stock Incentive Plan is to provide a means through which the Company and other members of the Company Group may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants, and advisors of the Company and other members of the Company Group can acquire and maintain an equity interest in the Company, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company Group and aligning their interests with those of the Company’s stockholders.

2.          Definitions. The following definitions shall be applicable throughout the Plan. Capitalized terms used herein and not otherwise defined herein have the meanings given them in the Stockholders Agreement.

  (a)      “Approved Liquidity Event” means the approval by the Committee of a program pursuant to which whole or partial liquidity may be provided to some or all holders of Awards.

  (b)      “Award” means, individually or collectively, any Option or Other Stock-Based Award granted under the Plan.

  (c)        “Award Agreement” means the document or documents by which each Award is evidenced, which may be in written or electronic form.

  (d)        “Business” shall mean the business of the development, production and exploration of oil, natural gas and natural gas liquids in the United States of America (other than Alaska and Hawaii) and any activities necessary or incidental thereto, together with any other then-current or demonstrably planned business activities of the Company Group.

  (e)        “Business Relation” shall mean any current or prospective client, customer, licensee, supplier, or other business relation of the Company Group, or any such relation that was a client, customer, licensee or other business relation within the prior six (6) month period, in each case, with whom the Participant transacted business or whose identity was known to the Participant in connection with Participant’s employment or service with the Company Group.

  (f)        “Cause” means, as to any Participant, unless the applicable Award Agreement states otherwise, (i) “Cause”, as defined in any employment, consulting or similar agreement between the Participant and the Service Recipient in effect at the time of the Participant’s Termination, or (ii) in the absence of any such employment, consulting or similar agreement (or the absence of any definition of “Cause” contained therein), the Participant’s: (A) willful neglect in the performance of the Participant’s duties for the Service Recipient or willful or repeated failure or refusal to perform such duties; (B) engagement in conduct in connection with the Participant’s employment or services with the Service Recipient, which results in, or could reasonably be expected to result in, material harm to the business or reputation of the Service Recipient or any other member of the Company Group; (C) indictment for, conviction of, or plea of guilty or no contest to, (I) any felony or (II) any other crime that results in, or could reasonably be expected to result in, material harm to the business or reputation of the Service Recipient or any other member of the Company Group; (D) material violation of the written policies of the Service Recipient, including but not limited to those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Service Recipient; (E) fraud or misappropriation, embezzlement, or misuse of funds or property belonging to the Service Recipient or any other member of the Company Group; (F) act of personal dishonesty that involves personal profit in connection with the Participant’s employment or services to the Service Recipient; or (G) breach of any restrictive covenants applicable to the Participant as a result of any agreement with any member of the Company Group; provided, that in any case, a Participant’s resignation after an event that would be grounds for a Termination for Cause will be treated as a Termination for Cause for all purposes under the Plan.

  (g)        “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto.

  (h)        “Committee” means the Compensation Committee of the Board, or any properly delegated subcommittee thereof, or, if no such Compensation Committee or subcommittee thereof exists, the Board.

  (i)        “Common Stock” means the common stock of the Company, par value $0.001 per share (and any stock or other securities into which such Common Stock may be converted or for which it may be exchanged).

  (j)        “Company” means Sundance Energy Inc., a Delaware corporation, and any successor thereto.

  (k)        “Company Group” means, collectively, the Company, any of its direct and indirect subsidiaries.

  (l)        “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

  (m)      “Detrimental Activity” means, with respect to any Participant, such Participant directly or indirectly, (A) during the Protection Period, recruiting, encouraging, soliciting, or inducing, or in any manner attempting to recruit, encourage, solicit, or induce, any Person employed by, or providing consulting services to, any member of the Company Group to terminate such Person’s employment or services (or in the case of a consultant, materially reducing such services) with the Company Group; (B) during the Protection Period, hiring or engaging any individual Person who was employed by or providing services to the Company Group within the six (6) month period prior to the date of such hiring or engagement; (C) during the Protection Period, soliciting or accepting business, in each case, in a manner that is competitive with the Business, from any Business Relation; (D) during the Protection Period, accepting employment with, or otherwise providing services to, any Person that competes with the Business; (E) during the Protection Period, encouraging, soliciting, or inducing, or in any manner attempting to encourage, solicit, or induce, any Business Relation to cease doing business with or reduce the amount of business conducted with the Company Group, or in any way interfering with the relationship between any such Business Relation and the Company Group; (F) making disparaging or defamatory comments regarding any member of the Company Group or their respective current or former directors, officers, or employees, or any shareholder of the Company or their respective current or former directors, officers, or employees, in any respect or make any comments concerning any aspect of such Participant’s Termination or any conduct or events which precipitated any Termination; (G) disclosing any confidential or proprietary information of any member of the Company Group; or (H) (i) failing to disclose to the Company any and all improvements and inventions that such Participant has conceived or reduced to practice, or may conceive or reduce to practice, individually or jointly or commonly with others while such Participant has been or is employed with or providing services to the Service Recipient with respect to any methods, processes or apparatus concerned with the development, use or production of any type of products, goods or services sold or used by any member of the Company Group, and any type of products, goods or services sold or used by any member of the Company Group, or (ii) failing to assign, transfer or set over to the Company such Participant’s entire right, title and interest in and to any and all of such improvement and inventions as are specified in this clause (H), and in and to any and all applications for letters patent that may be filed on such inventions, and in and to any and all letters patent that may issue, or be issued, upon such applications.

  (n)      “Disability” means, as to any Participant, unless the applicable Award Agreement states otherwise, (i) “Disability”, as defined in any employment, consulting or similar agreement between the Participant and the Service Recipient in effect at the time of such Termination, or (ii) in the absence of any such employment, consulting or similar agreement (or the absence of any definition of “Disability” contained therein), a condition entitling the Participant to receive benefits under a long-term disability plan of the Service Recipient or any other member of the Company Group in which such Participant is eligible to participate, or, in the absence of such a plan, the complete and permanent inability of the Participant by reason of illness or accident to perform the duties of the occupation at which the Participant was employed or served when such disability commenced. Any determination of whether Disability exists shall be made by the Company (or its designee) in its sole and absolute discretion.

  (o)      “Effective Date” means April 23, 2021.

  (p)      “Eligible Person” means any: (i) individual employed by any member of the Company Group; (ii) director or officer of any member of the Company Group; or (iii) consultant or advisor to any member of the Company Group, or any other Person, who may be offered securities under Rule 701(c)(i) under the Securities Act.

  (q)      “Fair Market Value” means, on a given date: (i) if the Common Stock is listed on a national securities exchange, the closing sales price of a share of Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the average between the closing bid price and ask price of a share of Common Stock reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of a share of Common Stock.

  (r)      “Option” means an Award granted under Section 6 of the Plan. Options granted under the Plan are not intended to qualify as incentive stock options as described in Section 422 of the Code.

  (s)      “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and has received an Award pursuant to the Plan.

  (t)        “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust (charitable or non-charitable), unincorporated organization, or other form of business entity.

  (u)      “Plan” means this Sundance Energy Inc. 2021 Stock Incentive Plan, as may be amended and/or restated from time to time.

  (v)      “Protection Period” means, with respect to a Participant, such Participant’s period of employment or service with the Service Recipient prior to any Termination, and the twenty-four (24) month period following Termination for any reason; provided, that the Committee may provide in any Award Agreement a Protection Period that is greater than or less than the Protection Period set forth herein.

  (w)      “Service Recipient” means, with respect to a Participant holding a given Award, the member of the Company Group by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.

  (x)        “Stockholders Agreement” means the Stockholders Agreement, dated as of April 23, 2021, by and among the Company and the Investors (as defined therein), as may be amended from time to time.

  (y)      “Termination” means the termination of a Participant’s employment or services, as applicable, with the Service Recipient for any reason.

3.            Effective Date; Duration. The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4.            Administration.

  (a)      The Committee shall administer the Plan. Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled in or exercised for cash, shares of Common Stock, other securities, other Awards, or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards, or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in, and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

  (b)      Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any Person or Persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of any member of the Company Group the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Committee herein, and which may be so delegated as a matter of law.

  (c)      Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including, without limitation, any member of the Company Group, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

  (d)      Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

  (e)      No member of the Board, the Committee, or any employee or agent of any member of the Company Group (each such Person, other than in such Person’s capacity as a Participant, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit, or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made with respect to the Plan or any Award hereunder and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit, or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit, or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the organizational documents of any member of the Company Group. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Person may be entitled under the organizational documents of any member of the Company Group, as a matter of law, under an individual indemnification agreement or contract, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Person or hold such Indemnifiable Person harmless.

5.            Shares Subject to the Plan; Limitations.

  (a)        Subject to Section 8 of the Plan, no more than 41,203 shares of Common Stock (the “Plan Share Reserve”) shall be available for Awards to Eligible Persons under the Plan. Each Award granted under the Plan will reduce the Plan Share Reserve by the number of shares of Common Stock underlying the Award.

  (b)        To the extent that an Award expires or is canceled, forfeited, terminated, settled in cash, or otherwise is settled without delivery to the Participant of the full number of shares of Common Stock to which the Award related, the undelivered shares will again be available for grant. Shares of Common Stock withheld in payment of the Exercise Price or taxes relating to an Award and shares equal to the number of shares surrendered in payment of any Exercise Price or taxes relating to an Award shall constitute shares issued to the Participant and shall reduce the Plan Share Reserve.

  (c)        Shares of Common Stock issued by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.

6.            Options.

  (a)        General. The Committee may grant Options under the Plan, subject to the conditions set forth in this Section 6 and Section 12(a).

  (b)        Exercise Price. The exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share, determined as of the Date of Grant.

  (c)        Vesting and Expiration; Termination.

(i)        Options shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee; provided, however, that notwithstanding any such vesting dates or events, the Committee may in its sole discretion accelerate the vesting of any Options at any time and for any reason.

(ii)        Options shall expire upon a date determined by the Committee and set forth in the applicable Award Agreement, not to exceed ten (10) years from the Date of Grant (the “Option Period”); provided that if, following an Initial Public Offering, the Option Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), the Option Period shall be automatically extended until the thirtieth (30th) day following the expiration of such prohibition.

(iii)      Unless otherwise provided by the Committee, whether in an Award Agreement or otherwise, in the event of: (A) a Participant’s Termination by the Service Recipient for Cause, all outstanding Options granted to such Participant shall immediately terminate and expire; (B) a Participant’s Termination due to death or Disability, each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for one year thereafter (but in no event beyond the expiration of the Option Period); and (C) a Participant’s Termination for any other reason, each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for ninety (90) days thereafter (but in no event beyond the expiration of the Option Period).

  (d)        Method of Exercise and Form of Payment. No shares of Common Stock shall be issued pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local, and non-U.S. income, employment, and any other applicable taxes required to be withheld. Options which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company (or telephonic instructions to the extent permitted by the Committee) in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check and/or cash equivalent; or (ii) by such other method as the Committee may permit in its sole discretion. Any fractional shares of Common Stock may be settled in cash.

7.            Other Stock-Based Awards. Subject to Section 12(a), the Committee may issue unrestricted or restricted shares of Common Stock or other Awards that are denominated in Common Stock or valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Common Stock (including, without limitation, stock appreciation rights, restricted stock units and phantom stock) (collectively, “Other Stock-Based Awards”) under the Plan to Eligible Persons, in such amounts and dependent on such conditions as the Committee shall from time to time in its sole discretion determine (including, without limitation, the vesting provisions thereof).

8.            Changes in Capital Structure and Similar Events. Notwithstanding any other provision in this Plan to the contrary, the following provisions shall apply to all Awards granted hereunder:

  (a)        In the event of (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, extraordinary sale or repurchase transactions, or exchange of shares of Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the shares of Common Stock (including a Company Sale), or (ii) any unusual or nonrecurring events affecting the Company, including changes in applicable laws, rules or regulations, extraordinary sale or repurchase transactions, or the dissolution or liquidation of the Company, that the Committee determines, in its sole discretion, warrants adjustment in order to maintain or satisfy the intended purpose of the Plan (any event in (i) or (ii), an “Adjustment Event”), the Committee shall, in respect of any such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of: (A) the Plan Share Reserve, (B) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be issued in respect of Awards or with respect to which Awards may be granted under the Plan, and (C) the terms of any outstanding Award, including, without limitation: (I) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (II) the Exercise Price with respect to any Award, or (III) any applicable performance measures. Any adjustment under this Section 8 shall be conclusive and binding for all purposes.

  (b)        Without limiting the foregoing, except as may otherwise be provided in an Award Agreement, in connection with any Adjustment Event, the Committee may, in its sole discretion, provide for any one or more of the following:

(i)        substitution or assumption of Awards;

(ii)      acceleration of the vesting or, exercisability of, Awards, or waiver or lapse of restrictions on Awards;

(iii)      cancellation of any one or more outstanding Awards and causing to be paid to the holders of such Awards the value of such Awards, if any, as determined by the Committee, including without limitation, in the case of an outstanding Option, by providing payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option over the aggregate Exercise Price of such Option (it being understood that, in such event, any Option having a per share Exercise Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor); and

(iv)      conversion or replacement of any Award that is not vested as of the occurrence of such event into or with the right to receive a payment, based on the value of the Award at the time of such conversion or replacement, if any, as determined by the Committee, that is subject to continued vesting on the same basis as the vesting requirements applicable to such converted or replaced Award.

Payments to holders pursuant to clause (iii) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or combination thereof) as such Participant would have been entitled to receive upon the occurrence of the Adjustment Event, if the Participant had been, immediately prior to such Adjustment Event, the holder of the number of shares of Common Stock covered by the Award at such time (less any applicable Exercise Price).

  (c)      Prior to any payment or adjustment contemplated under this Section 8, the Committee may require a Participant to: (i) represent and warrant as to the unencumbered title to the Participant’s Awards, (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, and (iii) deliver customary transfer documentation as reasonably determined by the Committee.

  (d)       Any adjustment provided under this Section 8 may provide for the elimination of any fractional share that might otherwise become subject to an Award.

9.            Approved Liquidity Event. Notwithstanding any other provision in this Plan to the contrary, in connection with any Approved Liquidity Event, the Committee may, in its sole discretion, provide for any one or more of the following:

  (a)        acceleration of the vesting or exercisability of Awards, or waiver or lapse of restrictions on Awards;

  (b)        cancellation of any one or more outstanding Awards and causing to be paid to the holders of such Awards the value of such Awards, if any, as determined by the Committee, including without limitation, in the case of an outstanding Option, by providing payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option over the aggregate Exercise Price of such Option (it being understood that, in such event, any Option having a per share Exercise Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor); and

  (c)        conversion or replacement of any Award that is not vested as of the occurrence of such event into or with the right to receive a payment, based on the value of the Award at the time of such conversion or replacement, if any, as determined by the Committee, that is subject to continued vesting on the same basis (or on a more favorable basis) as the vesting requirements applicable to such converted or replaced Award.

Payments to holders pursuant to clause (b) above shall be made in cash, shares of Common Stock, or any combination thereof, as determined in the sole discretion of the Committee.

10.           Amendments and Termination.

  (a)        Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that any such amendment, alteration, suspension, discontinuance, or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary.

  (b)        Amendment of Award Agreements. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel, or terminate any Award theretofore granted or the associated Award Agreement, prospectively or retroactively (including after a Participant’s Termination); provided that, other than pursuant to Section 8 or Section 9 hereof, any such waiver, amendment, alteration, suspension, discontinuance, cancellation, or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant.

11.          Detrimental Activity. Notwithstanding anything to the contrary contained herein, if the Committee determines that a Participant has engaged in any Detrimental Activity, the Committee may, in its sole discretion, provide for one or more of the following:

  (a)        cancellation of any or all of such Participant’s outstanding Awards;

  (b)        repurchase of any shares of Common Stock acquired by such Participant upon vesting, exercise or settlement of any Award at a purchase price per share equal to the lesser of (i) the price paid for such share of Common Stock (adjusted (but not below zero) to reflect any dividends, distribution or other proceeds received in respect of such shares), or (ii) the Fair Market Value; or

  (c)        forfeiture by the Participant of any gain realized on the sale or disposition of such Participant’s Awards (or the Common Stock underlying any such Awards), and repayment of any such gain promptly to the Company.

12.          General.

  (a)        Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant to whom such Award was granted and shall specify the terms and conditions of the Award and any rules applicable thereto, and which need not be the same for each Participant. For purposes of the Plan, an Award Agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate, or a letter) evidencing the Award. The Committee need not require an Award Agreement to be signed by the Participant or a duly authorized representative of the Company.

  (b)        Transferability. Neither Awards nor shares of Common Stock received in connection with the grant, vesting or exercise of an Award, shall be subject to Transfer without complying with the terms, provisions and conditions of the Stockholders Agreement. Any Transfer or attempted Transfer not in compliance with the Stockholders Agreement shall be null, void and of no effect, and shall not be effected upon the records of the Company.

  (c)          Stock Certificates and Book-Entry. Unless otherwise determined by the Committee, in its sole discretion, shares of Common Stock acquired upon the exercise, vesting, or settlement of Awards, as applicable, shall be held in book-entry form, rather than delivered to the Participant, until such time that applicable transfer restrictions under the Stockholders Agreement have lapsed. If certificates representing shares of Common Stock are registered in the name of the Participant, the Committee may require that: (i) such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such shares of Common Stock, (ii) the Company retain physical possession of such certificates, and (iii) the Participant deliver a stock power to the Company, endorsed in blank, relating to such shares of Common Stock.

  (d)          Tax Withholding.

(i)      A Participant shall be required to pay to the Company or, if directed by the Company, the Service Recipient, an amount in cash (by check or wire transfer) equal to the aggregate amount of any income, employment and/or other applicable taxes that are statutorily required to be withheld in respect of an Award. Alternatively, the Company may elect, in its sole discretion, to satisfy this requirement by withholding such amount from any cash compensation or other cash amounts owing to a Participant. If any such taxes are paid or advanced by the Company or the Service Recipient on behalf of a Participant, such Participant shall remain responsible for, and shall repay, such amounts to the Company or Service Recipient, as applicable, promptly following receipt of notice thereof.

(ii)      Without limiting the foregoing, the Committee may (but is not obligated to), in its sole discretion, permit or require a Participant to satisfy, all or any portion of the minimum income, employment and/or other applicable taxes that are statutorily required to be withheld with respect to an Award by having the Company withhold from the shares of Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by, the Participant upon the grant, exercise, vesting or settlement of the Award, as applicable, a number of shares of Common Stock with an aggregate fair market value equal to the minimum statutorily required withholding liability (or portion thereof), or such greater amount (up to the maximum statutory withholding liability) that the Committee determines, in its sole discretion, would not result in adverse accounting consequences to the Company.

  (e)          Data Protection. By participating in the Plan or accepting any rights granted under it, each Participant consents to the collection and processing of personal data relating to the Participant so that the Company and its Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and securities offered or received, purchased, or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and the Participant’s participation in the Plan.

  (f)          No Claim to Awards; No Rights to Continued Employment or Services; Waiver. No employee of the Company or any other member of the Company Group, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards, or with respect to the vested and unvested portions of an Award. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of any member of the Company Group, nor shall it be construed as giving any Participant any rights to continued service on the Board. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on, or after the Date of Grant.

  (g)        Termination.

(i)        Except as otherwise provided in an Award Agreement, unless determined otherwise by the Committee at any point following such event: (A) neither a temporary absence from employment or services due to illness, vacation, or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or services with one Service Recipient to employment or services with another Service Recipient (or vice-versa) shall be considered a Termination; and (B) if a Participant undergoes a Termination of employment, but such Participant continues to provide services to the Company Group in a non-employee capacity, such change in status shall not be considered a Termination for purposes of the Plan. Further, unless otherwise determined by the Committee, in the event that any Service Recipient ceases to be a member of the Company Group (by reason of sale, divestiture, spin-off, or other similar transaction), unless a Participant’s employment or services is or are transferred to another entity that would constitute a Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction.

(ii)      For purposes of the Plan, no period of notice of Termination, if any, or payment in lieu of notice that is given or ought to have been given, pursuant to any employment or similar agreement between the Participant and the Service Recipient in effect at the time of such Termination or applicable law, that follows or is in respect of a period after the last date of a Participant’s actual and active employment with the Service Recipient will be considered as extending the Participant’s period of employment for purposes of determining the date of Termination.

  (h)          No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no Person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to such Person.

  (i)          Government and Other Regulations. The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of any member of the Company Group issued under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange, or inter-dealer quotation system on which the securities of the Company are listed or quoted and any other applicable Federal, state, local, or non-U.S. laws, rules, regulations, and other requirements, and the Committee may cause a legend or legends to be put on certificates representing shares of Common Stock or other securities of any member of the Company Group issued under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of any member of the Company Group issued under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that the Committee in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

  (j)          Payments to Persons Other Than Participants. If the Committee shall find that any Person to whom any amount is payable under the Plan is unable to care for the Participant’s affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or the Participant’s estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to the Participant’s spouse, child, relative, an institution maintaining or having custody of such Person, or any other person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

  (k)        Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of equity awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

  (l)          No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between any member of the Company Group, on the one hand, and a Participant or other Person, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be obligated to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other service providers under general law.

  (m)        Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of any member of the Company Group and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.

  (n)          Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance, severance, or other benefit plan of the Company except as otherwise specifically provided in such other plan or as required by applicable law.

  (o)          Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof. EACH PARTICIPANT WHO ACCEPTS AN AWARD IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF THE PARTICIPANT’S RIGHTS OR OBLIGATIONS HEREUNDER.

  (p)          Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person, or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

  (q)          Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation, or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

  (r)          Section 409A of the Code.

(i)        Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and neither the Service Recipient nor any other member of the Company Group shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment.

(ii)      Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six (6) months after the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death. Following any applicable six (6) month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(iii)      Unless otherwise provided by the Committee in an Award Agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Company Sale, no such acceleration shall be permitted unless the event giving rise to the Company Sale satisfies the definition of a change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code.

  (s)        Clawback/Repayment. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or Committee and as in effect from time to time, and (ii) applicable law. Further, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Participant shall be required to repay any such excess amount to the Company.

  (t)           Stockholders Agreement. All Awards and the shares of Common Stock issued in connection with the vesting, settlement or exercise of any Awards shall be subject to the Stockholders Agreement and all of its terms and conditions. To the extent requested by the Company, as a condition of the grant, vesting or exercise of an Award or the issuance of any shares of Common Stock in connection therewith, the Company may require a Participant to execute any documentation it reasonably requests, including a joinder or similar agreement to the Stockholders Agreement, reflecting the provisions of this subsection, in a form provided by the Company from time to time. To the extent that there is any conflict between the terms of the Plan and the Stockholders Agreement, the Stockholders Agreement shall govern and control.

  (u)        No Section 83(i) Election. No Participant under the Plan shall be permitted to make an election under Section 83(i) of the Code.

  (v)        Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company Group. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.